Exhibit 99.1
Terayon Pays Off Bondholders in Full and
Reaches Agreement to Settle Shareholder Suit
Santa Clara, California — March 22, 2006 — Terayon Communication Systems, Inc. (NASDAQ: TERNE), today announced that it received a notice of acceleration from bondholders of Terayon’s 5% Convertible Subordinated Notes due 2007, and on March 21, 2006, paid in full the entire principal amount of the outstanding Notes, including all accrued and unpaid interest thereon and related fees, for a total of $65.6 million.
     Separately, Terayon has reached an agreement to settle a shareholder class action lawsuit initially filed in April, 2000.
     “These two separate business decisions were made in the best interests of Terayon,” said Jerry Chase, CEO, Terayon. “On the bond issue, we reviewed several restructuring options, and chose the most cost-effective—paying off the bonds now. We have also reached agreement to settle our six-year old shareholder suit after determining that it, too, was more cost-effective to settle rather than continue to litigate. These were the right decisions to make, and we intend to execute on our business plan without the further distraction of these two issues.”
Bondholder Repayment
     As previously disclosed, on January 12, 2006, Terayon received a letter from holders of more than 25% in aggregate principal amount of Notes outstanding providing written notice to Terayon of default under the Indenture for the Notes based on the company’s failure to file its Form 10-Q for the quarterly period ended September 30, 2005. Terayon was unable to cure the default within 60 days of the written notice, March 13, 2006, which triggered an Event of Default under the Indenture. The Event of Default enabled the holders of at least 25% in aggregate principal amount of Notes outstanding to accelerate the maturity of the Notes by written notice and declare the entire principal amount of the Notes, together with all accrued and unpaid interest thereon, to be due and payable immediately.

Terayon Pays off Bondholders in Full and Reaches Agreement to Settle Shareholder Lawsuit

Shareholder Settlement
     On March 17, 2006, Terayon entered into a Memorandum of Understanding (MOU) providing for the settlement of the securities class action entitled In re Terayon Communication Systems, Inc. Securities Litigation, Case No. C-00-1967-MHP, pending in the United States District Court, Northern District of California. As previously disclosed, the amended complaint alleged that Terayon and certain of its officers and directors (collectively, the “Defendants”) violated the federal securities laws by issuing materially false and misleading statements and failing to disclose material information regarding Terayon’s technology. The class action included claims for damages on behalf of those who purchased or otherwise acquired Terayon’s securities (the “Affected Securities”) during the class period of November 15, 1999 to April 11, 2000 (the “Plaintiff Class”).
     In accordance with the settlement outlined in the MOU, the Defendants shall pay or cause to be paid to the Plaintiff Class an amount of fifteen million dollars ($15,000,000). Payment will be paid within 45 days of the execution of the MOU or 15 days after court approval of the Settlement, whichever is later, but in no event earlier than May 10, 2006. Terayon expects to pay approximately $2.3 million of this amount, and its insurance carriers have agreed to pay the remaining settlement amount. The settlement is subject to final approval by the court.
     In consideration of the payment of the settlement funds described above, the Plaintiff Class has agreed, upon final court approval, to dismiss the class action with prejudice and release all known and unknown claims arising out of or relating to, or in connection with the purchase or acquisition of the Affected Securities during the class period which have been or could have been asserted by any member of the Plaintiff Class.
     All parties have agreed to use their best efforts to finalize and execute the Stipulation and such other documentation as may be required or appropriate to obtain court approval of the settlement upon the terms set forth in the MOU.
About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads,

Terayon Pays off Bondholders in Full and Reaches Agreement to Settle Shareholder Lawsuit

offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:
Rebecca West	Kirsten Chapman / Moriah Shilton
AtomicPR	Lippert/Heilshorn & Associates
(415) 402-0230	(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com
MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information contained in this press release, the matters discussed in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to the settlement of the pending class action litigation and Terayon’s financial condition, cash balances and liquidity. There can be no assurance that the settlement of the pending class action litigation will be approved by the court, that members of the plaintiff class will not appeal or raise objections or that Terayon’s insurers will contribute the agreed-upon amount to the settlement, of when Terayon’s subsequent processes such as restatement of annual or quarterly financial results, audit of annual and review of quarterly financial statements, filing of Forms 10-K and 10-Q, complying with SEC reporting requirements and meeting NASDAQ listing requirements will be completed, that the circumstance of the restatement will not result in a finding of a material weakness in the Company’s internal control over financial reporting, that other accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness, will not be identified during the preparation and audit of the consolidated financial statements, that adjustments for other periods will not be required, the need for and effective implementation of any related corrective actions. In addition, our financial results, liquidity and stock price may suffer as a result of the previously announced restatement and any subsequent action by NASDAQ, the potential de-listing of our common stock by NASDAQ, the cost of completing the restatement and, if necessary, the re-audit of the Company’s financial statements, the Company’s ability to control operating expenses and maintain adequate cash balances for operating the business going forward, the ongoing SEC investigation, any adverse response of the Company’s vendors, customers, stockholders, media and others relating to the delay or restatement of the Company’s financial statements and other required SEC filings, adverse changes in economic, business, competitive, technological and regulatory factors and trends, the review and application of the Company’s accounting processes, policies and procedures, and additional uncertainties related to accounting issues. Actual outcomes and results may differ materially from what is expressed, forecasted, or implied in any forward-looking statement. Additional information concerning these and other risk factors affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the Securities and Exchange Commission, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.